As filed with the Securities and Exchange Commission on May 22, 2006

Registration No. 333-133895

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AFFINION GROUP, INC.

and the Guarantors identified in footnote (1) below

(Exact name of registrant as specified in its charter)

Delaware	7389	06-1637809
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Connecticut Avenue

Norwalk, CT 06850

(203) 956-1000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Todd H. Siegel, Esq.

Executive Vice President and General Counsel

Affinion Group, Inc.

100 Connecticut Avenue

Norwalk, CT 06850

(203) 956-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Rosa A. Testani, Esq.

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

(212) 872-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS:

(1)	Each of the following is a guarantor of the obligations of Affinion Group, Inc. under the 10 1/8% Senior Notes due 2013 and the 11½% Senior Subordinated Notes due 2015, each is a Co-Registrant, and each is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: Affinion Benefits Group, Inc., a Delaware corporation (06-1282786); Affinion Data Services, Inc., a Delaware corporation (22-3797237); Affinion Group, LLC, a Delaware limited liability company (06-1501906); Affinion Publishing, LLC, a Delaware limited liability company (06-1282776); Cardwell Agency, Inc. a Virginia corporation (54-1374514); CUC Asia Holdings, a Delaware general partnership (06-1487080); Long Term Preferred Care, Inc., a Tennessee corporation (62-1455251); Travelers Advantage Services, Inc., a Delaware corporation (20-2221128); Trilegiant Auto Services, Inc., a Wyoming corporation (06-1633722); Trilegiant Corporation, a Delaware corporation (20-0641090); Trilegiant Insurance Services, Inc., a Delaware corporation (06-1588614); Affinion Loyalty Group, Inc., a Delaware corporation (06-1623335); and Trilegiant Retail Services, Inc., a Delaware corporation (06-1625615). Pursuant to Rule 457(n), no additional registration fee is payable with respect to such guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following applies to Affinion Group, Inc., Affinion Benefits Group, Inc., Affinion Data Services, Inc., Travelers Advantage Services, Inc., Trilegiant Corporation, Trilegiant Insurance Services, Inc., Affinion Loyalty Group, Inc. and Trilegiant Retail Services, Inc. (each a “Delaware Registrant” and collectively the “Delaware Registrants”):

Each of the Delaware Registrants is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of a Delaware Registrant, and whether civil, criminal, administrative, investigative or otherwise. Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each Delaware Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the Delaware Registrants may, in its discretion, similarly indemnify its employees and agents. Each Delaware Registrant’s Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Delaware Registrant will indemnify any and all of its officers, directors, employees and agents. In addition, each Delaware Registrant’s organizational documents relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Affinion Group, Inc. currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers of Affinion Group, Inc. and its subsidiaries in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Affinion Group, Inc. or its subsidiaries.

The following applies to Affinion Group, LLC and Affinion Publishing, LLC:

Affinion Group, LLC and Affinion Publishing, LLC are Delaware limited liability companies. Section 108 of the Delaware Limited Liability Company Act (the “LLC Act”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement of Affinion Group, LLC (“Affinion Group’s LLC Agreement”) provides that Affinion Group, LLC may indemnify its managers, officers, employees and other agents to the maximum extent permitted under the LLC Act, unless the loss or damage for which indemnification is sought is the result of fraud, deceit, gross negligence, wilfull misconduct, breach of Affinion Group’s LLC Agreement or a wrongful taking by the manager, officer, employee or other agent. Affinion Group’s LLC Agreement also provide that expenses incurred in connection with an action or proceeding for which indemnification is sought may be paid by Affinion Group, LLC in advance of the final disposition of such action upon receipt of an undertaking by such, manager, officer, employee or other agent to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Affinion Group, LLC

The Limited Liability Company Operating Agreement of Affinion Publishing, LLC provides that Affinion Publishing, LLC may, to the fullest extent allowed by the LLC Act, indemnify and hold harmless its sole member from and against any and all claims and demands arising by reason of the fact that the sole member is, or was, a member of Affinion Publishing, LLC.

The following applies to CUC Asia Holdings:

CUC Asia Holdings is a Delaware partnership. There is nothing in the General Partnership Agreement of CUC Asia Holdings or any other contract or other arrangement under which any controlling persons, director or officer of CUC Asia Holdings is insured or indemnified in any manner against liability which he may incur in his capacity as such.

The following applies to Cardwell Agency, Inc.:

Cardwell Agency Inc. (“Cardwell”) is a Virginia corporation. The Virginia Stock Corporation Act (the “VCA”) permits and the Articles of Incorporation of Cardwell require, indemnification of the directors and officers of the Cardwell in a variety of circumstances, which may include liabilities under the Securities Act.

Under sections 13.1-697 and 13.1-702 of the VCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Articles of Incorporation of Cardwell provide that each person now or hereafter a director or officer of the corporation shall be indemnified by the corporation against all costs and expenses, including all attorneys’ fees, imposed upon or reasonably incurred by him in connection with or resulting from any action, suit, proceeding, or claim to which he is or may be a party by reason of his being or having been a director or officer of the corporation or at its request, of any other corporation (whether or not a director or officer at the time such cost or expenses are incurred by or imposed upon him), except in relation to matters as to which he shall have been finally adjudged in such action, suit, proceeding, or upon such claim, to be liable for negligence or malfeasance in the performance of his duties as such director or officer.

The Amended and Restated Bylaws of Cardwell provide for indemnification to the fullest extent permitted by the VCA. The Amended and Restated Bylaws of Cardwell also provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the VCA against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee.

The Amended and Restated Bylaws of Cardwell also provide that Cardwell may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the VCA.

The following applies to Long Term Preferred Care, Inc.:

Long Term Preferred Care, Inc. (“Long Term”) is a Tennessee corporation. The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that

(a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation. The Charter of Long Term provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director of the corporation or is or was serving at the request of the corporation as a director of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the TBCA against all expense, liability and loss reasonably incurred in connection with the proceeding. Long Term’s Charter also provides that the corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as to a director by specific action of its board of directors or by contract.

Long Term’s Amended and Restated Bylaws provide that the corporation shall indemnify and advance expenses to persons who are or were the directors or officers of the corporation or any person who may have served at the request of Long Term’s Board of Directors or its Chief Executive Officer as a director or officer of another corporation, to the full extent of Tennessee law. Long Term’s Amended and Restated Bylaws also provide that it may indemnify and advance expenses to any employee or agent of Long Term who is not a director or officer to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of Long Term.

Long Term’s Amended and Restated Bylaws also provide that the corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of Long Term or any person who, while a director, officer, employee or agent of Long Term, is or was serving at the request of Long Term as a director, officer, employer or agent of another company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Long Term would have the power to indemnify such person against such expense, liability or loss under the TBCA.

The following applies to Trilegiant Auto Services, Inc.:

Trilegiant Auto Services, Inc. (“Trilegiant Auto”) is a Wyoming corporation. The Amended and Restated Bylaws of Trilegiant Auto provide that to the fullest extent permitted by the Wyoming Business Corporation Act (the “WBCA”), a director of Trilegiant Auto shall not be liable to the corporation or its stockholders for breach of fiduciary duty as a director.

Section 17-16-851(d) of the WBCA provides that unless ordered to do so by a court, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met certain applicable standards of conduct; or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled. Section 17-16-852 of the WBCA provides for mandatory indemnification of a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director, against reasonable expenses incurred in connection with the proceeding. Section 17-16-856 of the WBCA provides that an officer may be indemnified to the same extent as a director, and if he is not also a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract; except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or certain other types of liability specified in the WBCA such as an intentional violation of criminal law.

Trilegiant Auto’s Amended and Restated Bylaws provide that the right to indemnification shall include the right to be paid by Trilegiant Auto the expenses incurred in defending any such proceeding in advance of the final disposition of the proceeding. Section 17-16-853 of the WBCA states that a corporation may advance reasonable expenses incurred by a director if the person incurring such expenses delivers to the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct and a written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification and it is ultimately determined that he has not met the applicable standard of conduct.

In addition, Trilegiant Auto’s Amended and Restated Bylaws provide that it may purchase and maintain insurance providing coverage for any person who is or was a director, officer, employee or agent of Trilegiant Auto, or is or was serving at Trilegiant Auto’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity or arising out of his status, whether or not it would have the power to indemnify him under the provisions of the WBCA.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are attached hereto:

Exhibit		Description
2.1†	*	Purchase Agreement, dated as of July 26, 2005, by and among Cendant Corporation, Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), and Affinion Group Holdings, Inc. (f/k/a Affinity Acquisition Holdings, Inc.), as amended by Amendment No. 1 thereto, dated as of October 17, 2005, among Cendant Corporation, Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), and Affinion Group Holdings, Inc. (f/k/a Affinity Acquisition Holdings, Inc.).

3.1	*	Amended and Restated Certificate of Incorporation of Affinion Group, Inc. filed in the State of Delaware on September 27, 2005.

3.2	*	By-laws of Affinion Group, Inc.

3.3	*	Certificate of Incorporation of Affinion Benefits Group, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on January 13, 2006.

3.4	*	Second Amended and Restated By-laws of Affinion Benefits Group, Inc. (f/k/a Progeny Marketing Innovations, Inc.).

3.5	*	Certificate of Incorporation of Affinion Data Services, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on September 28, 2005.

3.6	*	Amended and Restated By-laws of Affinion Data Services, Inc.

3.7	*	Certificate of Formation Affinion Group, LLC filed in the State of Delaware, including all amendments thereto and as last amended on September 28, 2005.

3.8	*	Limited Liability Company Agreement of Affinion Group, LLC (f/k/a Cendant Marketing Group, LLC).

3.9	*	Certificate of Formation of Affinion Publishing, LLC filed in the State of Delaware, effective December 31, 2005.

3.10	*	Limited Liability Company Operating Agreement of Affinion Publishing, LLC.

3.11	*	Articles of Incorporation of Cardwell Agency, Inc. filed in the Commonwealth of Virginia on June 6, 1986.

3.12	*	Amended and Restated By-laws of Cardwell Agency, Inc.

3.13	*	Partnership Agreement of CUC Asia Holdings dated June 27, 1996.

3.14	*	Charter of Long Term Preferred Care, Inc., filed in the State of Tennessee, including all amendments thereto and as last amended on November 13, 1995.

Exhibit		Description
3.15	*	Amended and Restated Bylaws of Long Term Preferred Care, Inc.

3.16	*	Certificate of Incorporation of Travelers Advantage Services, Inc. filed in the State of Delaware on January 19, 2005.

3.17	*	Amended and Restated By-laws of Travelers Advantage Services, Inc.

3.18	*	Articles of Incorporation of Trilegiant Auto Services, Inc. filed in the State of Wyoming, including all amendments thereto and as last amended on December 28, 2005.

3.19	*	Amended and Restated Bylaws of Trilegiant Auto Services, Inc.

3.20	*	Restated Certificate of Incorporation of Trilegiant Corporation filed in the State of Delaware, including all amendments thereto and as last amended on December 28, 2005.

3.21	*	Amended and Restated By-laws of Trilegiant Corporation.

3.22	*	Certificate of Incorporation of Trilegiant Insurance Services, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on October 17, 2002.

3.23	*	Amended and Restated By-laws of Trilegiant Insurance Services, Inc.

3.24	*	Certificate of Incorporation of Affinion Loyalty Group, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on February 21, 2006.

3.25	*	Amended and Restated Bylaws of Affinion Loyalty Group, Inc. (f/k/a Trilegiant Loyalty Solutions, Inc.).

3.26	*	Certificate of Incorporation of Trilegiant Retail Services, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on December 28, 2005.

3.27	*	Amended and Restated By-laws of Trilegiant Retail Services, Inc.

4.1	*	Indenture, dated as of October 17, 2005 governing the 10 1/8% Senior Notes due 2013, among Affinion Group, Inc., a Delaware corporation, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.2	*	Indenture, dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015, among Affinion Group, Inc., a Delaware corporation, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.3	*	Registration Rights Agreement, dated as of October 17, 2005, among Affinion Group, Inc., a Delaware corporation, Credit Suisse Securities First Boston LLC, Deutsche Bank Securities LLC, Banc of America Securities LLC, BNP Paribas Securities Corp and the guarantors listed on Schedule B attached thereto.

4.4	*	Registration Rights Agreement, dated as of April 26, 2006, among Affinion Group, Inc., a Delaware corporation, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities LLC, Banc of America Securities LLC, BNP Paribas Securities Corp and the guarantors listed on Schedule B attached thereto.

4.5	*	Registration Rights Agreement, dated as of May 3, 2006, among Affinion Group, Inc., a Delaware corporation, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities LLC, Banc of America Securities LLC, BNP Paribas Securities Corp and the guarantors listed on Schedule B attached thereto.

4.6	*	Form of 10 1/8% Senior Note due 2013 (included in the Indenture filed as Exhibit 4.1 to this Registration Statement).

4.7	*	Form of 11 1/2% Senior Subordinated Note due 2015 (included in the Indenture filed as Exhibit 4.2 to this Registration Statement).

Exhibit		Description
5.1	**	Opinion of Akin Gump Strauss Hauer & Feld LLP.

5.2	**	Opinion of Bass, Berry & Sims PLC.

5.3	**	Opinion of Troutman Sanders LLP.

5.4	**	Opinion of Holland & Hart LLP.

10.1	*	Credit Agreement, dated as of October 17, 2005, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group, Inc., a Delaware corporation, the Lenders from time to time party hereto, Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders, Deutsche Bank Securities Inc., as syndication agent and Bank of America, N.A. and BNP Paribas Securities Corp., as documentation agents.

10.2	*	Senior Subordinated Bridge Loan Agreement, dated as of October 17, 2005, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group, Inc., a Delaware corporation, the Lenders from time to time party hereto, Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders, Deutsche Bank Securities Inc., as syndication agent and Banc of America Bridge and BNP Paribas Securities Corp., as documentation agents.

10.3	*	Guarantee and Collateral Agreement, dated and effective as of October 17, 2005, among Affinion Group Holdings, Inc., Affinion Group, Inc., each Subsidiary of the Borrower identified therein and Credit Suisse, Cayman Islands Branch, as administrative agent.

10.4	*	Management Investor Rights Agreement, dated as of October 17, 2005 among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group Holdings, LLC, a Delaware limited liability company, and the holders that are parties thereto.

10.5	*	Consulting Agreement, dated as of October 17, 2005, between Affinion Group, Inc., a Delaware corporation, and Apollo Management V, L.P., a Delaware limited partnership.

10.6	*	Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, dated as of October 17, 2005.

10.7	*	Restricted Stock Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman.

10.8	*	Option Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman.

10.9	*	Option Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Optionee (with Optionee signatories being Rooney, Rauscher, Rusin, Siegel, among others).

10.10	*	Option Agreement, dated as of January 2, 2006, between Affinion Group Holdings, Inc. and Maureen E. O’Connell.

10.11	*	Retention Letter Agreement by and between Officer and Cendant Marketing Services Division as amended through June 28, 2005 (assumed by Affinion Group, Inc.) (as modified by the Subscription Agreement, dated as of October 17, 2005) (with Officer signatories being Lipman, Rauscher, Rusin, Siegel, among others).

10.12	*	Retention Letter Agreement by and between Robert Rooney and Cendant Marketing Services Division as amended through June 28, 2005 (assumed by Affinion Group, Inc.) (as modified by the Subscription Agreement, dated as of October 17, 2005).

10.13	*	Severance Agreement, dated May 29, 2002, by and between Todd H. Siegel and Trilegiant Corporation (assumed by Affinion Group, Inc.).

10.14	*	Severance Agreement, dated November 9, 2004, by and between Thomas J. Rusin and Trilegiant Corporation (assumed by Affinion Group. Inc.).

Exhibit		Description
10.15	*	Subscription Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Investor (with Investor signatories being Rooney, Rauscher, Rusin, Siegel, among others).

10.16	*	Subscription Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman.

10.17	*	Subscription Agreement, dated as of January 2, 2006, between Affinion Group Holdings, Inc. and Maureen E. O’Connell.

10.18	*	Supplemental Bonus Letter by and between Officer and Cendant Marketing Services Division dated September 28, 2005 (assumed by Affinion Group, Inc.) (with Officer signatories being Lipman, Rooney, Raucher, Rusin, Siegel, among others).

10.19	*	Employment Agreement, dated as of October 17, 2005, between Affinion Group, Inc., and Nathaniel J. Lipman.

10.20	*	Employment Agreement, dated as of June 15, 2005, by and between Affinion Group, LLC (f/k/a Cendant Marketing Group LLC), Affinion International Holdings Limited (f/k/a Cendant International Holdings Limited), and Robert Rooney.

10.21	*	Employment Agreement, dated as of September 10, 2002, by and between Trilegiant Corporation and Michael Rauscher.

10.22	*	Employment Agreement, dated as of December 1, 2005, by and between Affinion Group, Inc. and Maureen E. O’Connell.

10.23	*	Patent License Agreement, dated as of October 17, 2005, between CD Intellectual Property Holdings, LLC, a Delaware corporation and Trilegiant Loyalty Solutions, Inc., a Delaware corporation.

12.1	*	Statement regarding earnings to fixed charges ratio.

21.1	*	Subsidiaries of Affinion Group, Inc.

23.1	**	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	*	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

24.1	*	Powers of Attorney of Directors and Officers of the registrants (included on signature pages to original Registration Statement).

24.2	**	Power of Attorney of Robert B. Hedges, Jr.

25.1	*	Form T-1 of Wells Fargo Bank, National Association (with respect to the 10 1/8% Senior Notes due 2013).

25.2	*	Form T-1 of Wells Fargo Bank, National Association (with respect to the 11½% Senior Subordinated Notes due 2015).

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Notice of Guaranteed Delivery.

99.3	*	Form of Letter to Brokers.

99.4	*	Form of Letter to Clients.

*	Previously filed.
**	To be filed by amendment.
†	The schedules and exhibits to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Affinion Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

(b) Financial Statement Schedules

All financial statement schedules are omitted because they are inapplicable, not required or the information has been disclosed elsewhere in the consolidated financial statements or notes thereto.

Item 22.	Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to respond to requests for information that is included in the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 22nd day of May, 2006.

AFFINION GROUP, INC.

By:	/s/ Nathaniel J. Lipman
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Nathaniel J. Lipman Nathaniel J. Lipman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2006

/s/ Maureen E. O’Connell Maureen E. O’Connell	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 22, 2006

Robert B. Hedges, Jr.	Director	May 22, 2006

* Marc E. Becker	Director	May 22, 2006

* Stan Parker	Director	May 22, 2006

* Eric L. Press	Director	May 22, 2006

* Eric Zinterhofer	Director	May 22, 2006

*By:	/s/ Maureen E. O’Connell
Maureen E. O’Connell
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 22nd day of May, 2006.

AFFINION BENEFITS GROUP, INC.
AFFINION DATA SERVICES, INC.
AFFINION LOYALTY GROUP, INC.
TRILEGIANT CORPORATION

By:	/s/ Nathaniel J. Lipman
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Nathaniel J. Lipman Nathaniel J. Lipman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2006

/s/ Maureen E. O’Connell Maureen E. O’Connell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2006

/s/ Brian Dick Brian Dick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 22, 2006

/s/ Robert G. Rooney Robert G. Rooney	Executive Vice President and Director	May 22, 2006

*By:	/s/ Maureen E. O’Connell
Maureen E. O’Connell Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 22nd day of May, 2006.

AFFINION GROUP, LLC

By:	/s/ Nathaniel J. Lipman
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Nathaniel J. Lipman Nathaniel J. Lipman	President and Chief Executive Officer (Principal Executive Officer)	May 22, 2006

/s/ Maureen E. O’Connell Maureen E. O’Connell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2006

/s/ Brian Dick Brian Dick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 22, 2006

AFFINION GROUP, INC.	Sole Managing Member	May 22, 2006

By:	/s/ Nathaniel J. Lipman
Name:	Nathaniel J. Lipman
Title:	President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 22nd day of May, 2006.

AFFINION PUBLISHING, LLC

By:	/s/ Nathaniel J. Lipman
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Nathaniel J. Lipman Nathaniel J. Lipman	President and Chief Executive Officer (Principal Executive Officer)	May 22, 2006

/s/ Maureen E. O’Connell Maureen E. O’Connell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2006

/s/ Brian Dick Brian Dick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 22, 2006

AFFINION BENEFITS GROUP, INC.	Sole Managing Member	May 22, 2006

By:	/s/ Nathaniel J. Lipman
Name:	Nathaniel J. Lipman
Title:	President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 22nd day of May, 2006.

CARDWELL AGENCY, INC.
LONG TERM PREFERRED CARE, INC.
TRAVELERS ADVANTAGE SERVICES, INC.
TRILEGIANT AUTO SERVICES, INC.
TRILEGIANT INSURANCE SERVICES, INC.
TRILEGIANT RETAIL SERVICES, INC.

By:	/s/ Nathaniel J. Lipman
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Nathaniel J. Lipman Nathaniel J. Lipman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2006

/s/ Maureen E. O’Connell Maureen E. O’Connell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2006

/s/ Brian Dick Brian Dick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 22, 2006

/s/ Robert G. Rooney Robert G. Rooney	Director	May 22, 2006

*By	/s/ Maureen E. O’Connell
Maureen E. O’Connell Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 22nd day of May, 2006.

CUC ASIA HOLDINGS, by its partners

TRILEGIANT CORPORATION

By:	/s/ Nathaniel J. Lipman
Nathaniel J. Lipman
Chief Executive Officer

TRILEGIANT RETAIL SERVICES, INC.

By:	/s/ Nathaniel J. Lipman
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Nathaniel J. Lipman Nathaniel J. Lipman	(1)	May 22, 2006

/s/ Maureen E. O’Connell Maureen E. O’Connell	(2)	May 22, 2006

/s/ Brian Dick Brian Dick	(3)	May 22, 2006

/s/ Robert G. Rooney Robert G. Rooney	(4)	May 22, 2006

*By	/s/ Maureen E. O’Connell
Maureen E. O’Connell Attorney-in-fact

(1)	Nathaniel J. Lipman has signed this Amendment No. 1 to the Registration Statement as President, Chief Executive Officer and Director (Principal Executive Officer) for Trilegiant Corporation, as general partner of CUC Asia Holdings and as President, Chief Executive Officer and Director (Principal Executive Officer) for Trilegiant Retail Services, Inc., as general partner of CUC Asia Holdings.

(2)	Maureen E. O’Connell has signed this Amendment No. 1 to the Registration Statement as Executive Vice President and Chief Financial Officer (Principal Financial Officer) for Trilegiant Corporation, as general partner of CUC Asia Holdings and as Executive Vice President and Chief Financial Officer (Principal Financial Officer) for Trilegiant Retail Services, Inc., as general partner of CUC Asia Holdings
(3)	Brian Dick has signed this Amendment No. 1 to the Registration Statement as Senior Vice President and Chief Accounting Officer (Principal Accounting Officer) for Trilegiant Corporation, as general partner of CUC Asia Holdings and as Senior Vice President and Chief Accounting Officer (Principal Accounting Officer) for Trilegiant Retail Services, Inc., as general partner of CUC Asia Holdings
(4)	Robert G. Rooney has signed this Amendment No. 1 to the Registration Statement as Executive Vice President and Director for Trilegiant Corporation, as general partner of CUC Asia Holdings and as Director of Trilegiant Retail Services, Inc., as general partner of CUC Asia Holdings

EXHIBIT INDEX

Exhibit		Description
2.1†	*	Purchase Agreement, dated as of July 26, 2005, by and among Cendant Corporation, Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), and Affinion Group Holdings, Inc. (f/k/a Affinity Acquisition Holdings, Inc.), as amended by Amendment No. 1 thereto, dated as of October 17, 2005, among Cendant Corporation, Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), and Affinion Group Holdings, Inc. (f/k/a Affinity Acquisition Holdings, Inc.).

3.1	*	Amended and Restated Certificate of Incorporation of Affinion Group, Inc. filed in the State of Delaware on September 27, 2005.

3.2	*	By-laws of Affinion Group, Inc.

3.3	*	Certificate of Incorporation of Affinion Benefits Group, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on January 13, 2006.

3.4	*	Second Amended and Restated By-laws of Affinion Benefits Group, Inc. (f/k/a Progeny Marketing Innovations, Inc.).

3.5	*	Certificate of Incorporation of Affinion Data Services, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on September 28, 2005.

3.6	*	Amended and Restated By-laws of Affinion Data Services, Inc.

3.7	*	Certificate of Formation Affinion Group, LLC filed in the State of Delaware, including all amendments thereto and as last amended on September 28, 2005.

3.8	*	Limited Liability Company Agreement of Affinion Group, LLC (f/k/a Cendant Marketing Group, LLC).

3.9	*	Certificate of Formation of Affinion Publishing, LLC filed in the State of Delaware, effective December 31, 2005.

3.10	*	Limited Liability Company Operating Agreement of Affinion Publishing, LLC.

3.11	*	Articles of Incorporation of Cardwell Agency, Inc. filed in the Commonwealth of Virginia on June 6, 1986.

3.12	*	Amended and Restated By-laws of Cardwell Agency, Inc.

3.13	*	Partnership Agreement of CUC Asia Holdings dated June 27, 1996.

3.14	*	Charter of Long Term Preferred Care, Inc., filed in the State of Tennessee, including all amendments thereto and as last amended on November 13, 1995.

3.15	*	Amended and Restated Bylaws of Long Term Preferred Care, Inc.

3.16	*	Certificate of Incorporation of Travelers Advantage Services, Inc. filed in the State of Delaware on January 19, 2005.

3.17	*	Amended and Restated By-laws of Travelers Advantage Services, Inc.

3.18	*	Articles of Incorporation of Trilegiant Auto Services, Inc. filed in the State of Wyoming, including all amendments thereto and as last amended on December 28, 2005.

3.19	*	Amended and Restated Bylaws of Trilegiant Auto Services, Inc.

3.20	*	Restated Certificate of Incorporation of Trilegiant Corporation filed in the State of Delaware, including all amendments thereto and as last amended on December 28, 2005.

3.21	*	Amended and Restated By-laws of Trilegiant Corporation.

3.22	*	Certificate of Incorporation of Trilegiant Insurance Services, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on October 17, 2002.

Exhibit		Description

3.23	*	Amended and Restated By-laws of Trilegiant Insurance Services, Inc.

3.24	*	Certificate of Incorporation of Affinion Loyalty Group, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on February 21, 2006.

3.25	*	Amended and Restated Bylaws of Affinion Loyalty Group, Inc. (f/k/a Trilegiant Loyalty Solutions, Inc.).

3.26	*	Certificate of Incorporation of Trilegiant Retail Services, Inc. filed in the State of Delaware, including all amendments thereto and as last amended on December 28, 2005.

3.27	*	Amended and Restated By-laws of Trilegiant Retail Services, Inc.

4.1	*	Indenture, dated as of October 17, 2005 governing the 10 1/8% Senior Notes due 2013, among Affinion Group, Inc., a Delaware corporation, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.2	*	Indenture, dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015, among Affinion Group, Inc., a Delaware corporation, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.3	*	Registration Rights Agreement, dated as of October 17, 2005, among Affinion Group, Inc., a Delaware corporation, Credit Suisse Securities First Boston LLC, Deutsche Bank Securities LLC, Banc of America Securities LLC, BNP Paribas Securities Corp and the guarantors listed on Schedule B attached thereto.

4.4	*	Registration Rights Agreement, dated as of April 26, 2006, among Affinion Group, Inc., a Delaware corporation, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities LLC, Banc of America Securities LLC, BNP Paribas Securities Corp and the guarantors listed on Schedule B attached thereto.

4.5	*	Registration Rights Agreement, dated as of May 3, 2006, among Affinion Group, Inc., a Delaware corporation, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities LLC, Banc of America Securities LLC, BNP Paribas Securities Corp and the guarantors listed on Schedule B attached thereto.

4.6	*	Form of 10 1/8% Senior Note due 2013 (included in the Indenture filed as Exhibit 4.1 to this Registration Statement).

4.7	*	Form of 11 1/2% Senior Subordinated Note due 2015 (included in the Indenture filed as Exhibit 4.2 to this Registration Statement).

5.1	**	Opinion of Akin Gump Strauss Hauer & Feld LLP.

5.2	**	Opinion of Bass, Berry & Sims PLC.

5.3	**	Opinion of Troutman Sanders LLP.

5.4	**	Opinion of Holland & Hart LLP.

10.1	*	Credit Agreement, dated as of October 17, 2005, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group, Inc., a Delaware corporation, the Lenders from time to time party hereto, Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders, Deutsche Bank Securities Inc., as syndication agent and Bank of America, N.A. and BNP Paribas Securities Corp., as documentation agents.

10.2	*	Senior Subordinated Bridge Loan Agreement, dated as of October 17, 2005, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group, Inc., a Delaware corporation, the Lenders from time to time party hereto, Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders, Deutsche Bank Securities Inc., as syndication agent and Banc of America Bridge and BNP Paribas Securities Corp., as documentation agents.

Exhibit		Description

10.3	*	Guarantee and Collateral Agreement, dated and effective as of October 17, 2005, among Affinion Group Holdings, Inc., Affinion Group, Inc., each Subsidiary of the Borrower identified therein and Credit Suisse, Cayman Islands Branch, as administrative agent.

10.4	*	Management Investor Rights Agreement, dated as of October 17, 2005 among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group Holdings, LLC, a Delaware limited liability company, and the holders that are parties thereto.

10.5	*	Consulting Agreement, dated as of October 17, 2005, between Affinion Group, Inc., a Delaware corporation, and Apollo Management V, L.P., a Delaware limited partnership.

10.6	*	Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, dated as of October 17, 2005.

10.7	*	Restricted Stock Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman.

10.8	*	Option Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman.

10.9	*	Option Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Optionee (with Optionee signatories being Rooney, Rauscher, Rusin, Siegel, among others).

10.10	*	Option Agreement, dated as of January 2, 2006, between Affinion Group Holdings, Inc. and Maureen E. O’Connell.

10.11	*	Retention Letter Agreement by and between Officer and Cendant Marketing Services Division as amended through June 28, 2005 (assumed by Affinion Group, Inc.) (as modified by the Subscription Agreement, dated as of October 17, 2005) (with Officer signatories being Lipman, Rauscher, Rusin, Siegel, among others).

10.12	*	Retention Letter Agreement by and between Robert Rooney and Cendant Marketing Services Division as amended through June 28, 2005 (assumed by Affinion Group, Inc.) (as modified by the Subscription Agreement, dated as of October 17, 2005).

10.13	*	Severance Agreement, dated May 29, 2002, by and between Todd H. Siegel and Trilegiant Corporation (assumed by Affinion Group, Inc.).

10.14	*	Severance Agreement, dated November 9, 2004, by and between Thomas J. Rusin and Trilegiant Corporation (assumed by Affinion Group. Inc.).

10.15	*	Subscription Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Investor (with Investor signatories being Rooney, Rauscher, Rusin, Siegel, among others).

10.16	*	Subscription Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman.

10.17	*	Subscription Agreement, dated as of January 2, 2006, between Affinion Group Holdings, Inc. and Maureen E. O’Connell.

10.18	*	Supplemental Bonus Letter by and between Officer and Cendant Marketing Services Division dated September 28, 2005 (assumed by Affinion Group, Inc.) (with Officer signatories being Lipman, Rooney, Raucher, Rusin, Siegel, among others).

10.19	*	Employment Agreement, dated as of October 17, 2005, between Affinion Group, Inc., and Nathaniel J. Lipman.

10.20	*	Employment Agreement, dated as of June 15, 2005, by and between Affinion Group, LLC (f/k/a Cendant Marketing Group LLC), Affinion International Holdings Limited (f/k/a Cendant International Holdings Limited), and Robert Rooney.

10.21	*	Employment Agreement, dated as of September 10, 2002, by and between Trilegiant Corporation and Michael Rauscher.

Exhibit		Description

10.22	*	Employment Agreement, dated as of December 1, 2005, by and between Affinion Group, Inc. and Maureen E. O’Connell.

10.23	*	Patent License Agreement, dated as of October 17, 2005, between CD Intellectual Property Holdings, LLC, a Delaware corporation and Trilegiant Loyalty Solutions, Inc., a Delaware corporation.

12.1	*	Statement regarding earnings to fixed charges ratio.

21.1	*	Subsidiaries of Affinion Group, Inc.

23.1	**	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	*	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

24.1	*	Powers of Attorney of Directors and Officers of the registrants (included on signature pages to original Registration Statement).

24.2	**	Power of Attorney of Robert B. Hedges, Jr.

25.1	*	Form T-1 of Wells Fargo Bank, National Association (with respect to the 10 1/8% Senior Notes due 2013).

25.2	*	Form T-1 of Wells Fargo Bank, National Association (with respect to the 11½% Senior Subordinated Notes due 2015).

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Notice of Guaranteed Delivery.

99.3	*	Form of Letter to Brokers.

99.4	*	Form of Letter to Clients.

*	Previously filed.
**	To be filed by amendment.
†	The schedules and exhibits to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Affinion Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.